UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):   January 25, 2010
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 25, 2010, Magnum Hunter Resources Corporation (the “Company”) entered into a Second Amendment to Credit Agreement (the “Amendment”), by and among the Company, Bank of Montreal, as administrative agent (the “Administrative Agent”), and the lenders and guarantors party thereto.  The Amendment amends the Credit Agreement dated as of November 23, 2009, by and among the Company, the Administrative Agent, and BMO Capital Markets, as Lead Arranger and Bookrunner (the “Credit Agreement”).  The Credit Agreement is discussed in further detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 27, 2009.

Under the terms of the Amendment, certain negative covenants of the Credit Agreement have been modified in order to permit the Company to, subject to certain conditions, (a) issue its additional preferred stock, and (b) pay dividends on preferred stock.  Other material terms of the Credit Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

The Company is filing this Current Report on Form 8-K in order to provide certain supplemental information for potential investors and to incorporate such information by reference in pending and future registration statements under the Securities Act of 1933, as amended.

Triad Energy Corporation Entry into Order Confirming of Plan of Reorganization

On January 28, 2010, the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division (the “Bankruptcy Court”), entered an order (the “Confirmation Order”) confirming Triad’s Plan of Reorganization (the “Plan”) regarding the sale of substantially all of its assets to Magnum Hunter Resources. The Company anticipates the financial closing of the Triad acquisition will be prior to February 15, 2010.

On October 28, 2009, Magnum Hunter Resources Corporation (the “Company”) announced that it had executed an Asset Purchase Agreement (the "Agreement") to acquire substantially all of the assets of Triad Energy Corporation, a West Virginia corporation (“Triad”), and certain of its affiliated entities.  The assets being acquired primarily consist of oil and gas property interests in approximately 2,000 operated wells and include over 88,000 net mineral acres located in the states of Kentucky, Ohio and West Virginia, a natural gas pipeline, salt water disposal facilities, three drilling rigs, workover rigs, and other oilfield equipment.

Pursuant to the terms of the Agreement, Triad Hunter, LLC and affiliated entities, all wholly-owned subsidiaries of the Company formed for purposes of completing the acquisition, will acquire the assets for aggregate consideration of approximately $81 million, consisting of $8 million in cash to be paid to Triad, $15 million of redeemable convertible preferred stock that will be issued by the Company to Triad or its designees, and the Company’s assumption or refinancing of approximately $58 million of senior bank debt of Triad and its affiliated entities.  In addition, the Company will assume certain liabilities associated with the acquired assets.  As Triad and certain of its affiliated entities have been operating under Chapter 11 protection of the Federal Bankruptcy Court since December 2008, the Agreement does not include customary indemnification provisions, but does contain closing conditions and representations and warranties that are typical for a transaction of this nature.

Following the execution of the Agreement in October 2009, Triad and certain of its affiliated entities filed the applicable motions and other documents to approve the Agreement with the Bankruptcy Court , where Triad and certain of its affiliated entities filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on December 31, 2008.

The Confirmation Order was announced in a press release issued on January 28, 2010.  A copy of this press release is attached hereto as Exhibit 99.1.

Commitment Letter with BMO Capital Markets and Capital One, N.A.

As previously announced, on November 23, 2009, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, Bank of Montreal, as Administrative Agent, and BMO Capital Markets, as Lead Arranger and Bookrunner, pursuant to which BMO Capital Markets committed to provide the Company with a $150 million three-year senior revolving credit facility secured by the Company's assets (the “Senior Credit Facility”).

On January 26, 2010, the Company entered into a commitment letter (the “Commitment Letter”), superseding the commitment letter dated November 25, 2009, pursuant to which BMO Capital Markets (“BMOCM”) and Capital One, N.A. (collectively, the “Bank Group”) have committed, subject to the terms and conditions set forth in the Commitment Letter, to increase the Company’s borrowing base under the Senior Credit Facility from $25 million to $70 million, subject to adjustment from time to time based upon the values assigned to the proved reserves attributable to the Company’s and certain of its subsidiaries’ oil and gas properties.  Pursuant to the Commitment Letter, the Senior Credit Facility’s $70 million borrowing base will be divided between Tranche A in the amount of $60 million and Tranche B in the amount of $10 million. The Bank Group will serve as Co-Lead Arrangers and BMO Capital Markets will act as Administrative Agent and the Issuing Bank for the Senior Credit Facility.  The Senior Credit Facility will be guaranteed by certain subsidiaries of the Company.

The Bank Group’s commitment is subject to a variety of customary closing conditions, including entering into definitive documentation for the Senior Credit Facility on or before the closing of the Triad asset purchase.

The Company intends to use the proceeds of the Senior Credit Facility for general corporate purposes and the acquisition of crude oil and natural gas properties, including those in connection with the purchase of Triad’s assets (as described above).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of January 25, 2010, by and among the Company, Bank of Montreal, as administrative agent, and the guarantors and lenders party thereto

99.1	Magnum Hunter Resources Corporation Press Release Announcing Series C Preferred Stock Offering, dated January 28, 2010

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 28, 2010	By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman of the Board of Directors